UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 14, 2023

Newmont Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6900 E. Layton Avenue, Denver, CO 80237

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.60 per share	NEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Form 8-K/A amends the Form 8-K filed by Newmont Corporation (the “Company” or “Newmont”) with the U.S. Securities and Exchange Commission (the “SEC”) on February 14, 2023 (the “Original Form 8-K”), which announced that Ms. Natascha Viljoen would join the Company as Executive Vice President and Chief Operating Officer at a date to be subsequently determined, as amended by Amendment No. 1 to the Original Form 8-K filed by the Company with the SEC on August 18, 2023 (“Amendment No. 1”), which provided the date upon which Ms. Viljoen would join the Company’s Executive Leadership Team.

The purpose of this Form 8-K/A is to provide (i) a description of the sign-on compensation arrangement for Ms. Viljoen, which had yet to be determined at the time of the Original Form 8-K or Amendment No. 1, and (ii) additional information regarding the transition of the Chief Operating Officer role.

In light of the information being presented in this Form 8-K/A, the following language in the Original Form 8-K is replaced by language in the second paragraph provided below: “It is expected that Ms. Viljoen will also receive sign-on compensation to address compensation forfeited due to her departure from her previous employer, which, once finalized, will be disclosed by the Company in a subsequent filing.”

Item 5.02.	Appointment of Certain Officers.

On October 2, 2023, Natascha Viljoen will join the Company’s Executive Leadership Team as Executive Vice President and Chief Operating Officer.

In addition to the compensation arrangements described in the Original Form 8-K, Ms. Viljoen will be provided with sign-on compensation to address compensation forfeited due to her departure from her previous employer. Ms. Viljoen’s sign-on compensation will be comprised of (i) a one-time cash payment of $500,000, which will remain subject to a two-year prorated retention clawback, and (ii) a restricted stock award with a target value of $5,811,000, which will vest ratably over three years, conditional on Ms. Viljoen’s continued employment by the Company.

After an onboarding period, Ms. Viljoen will initially assume accountability for the Company’s Australia and North America Business Units on November 1, 2023 and, upon the anticipated implementation of the acquisition of Newcrest Mining Limited (“Newcrest”) by the Company, of the Papua New Guinea Business Unit. In addition to managing Newmont’s existing assets, she will oversee critical activities associated with incorporating Newcrest’s people and assets into Newmont upon the anticipated implementation of the Newcrest acquisition. During a transition period, Mr. Rob Atkinson will continue to lead the Africa, Peru, and Latin America & Caribbean (formally South America) Business Units, as well as for Global Projects, and support the transition of critical operational integration activities. Ms. Viljoen will assume full accountability for all Business Units in early 2024, at which point Mr. Atkinson will transition into a strategic role supporting the business in another capacity.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Logan Hennessey
Name:	Logan Hennessey
Title:	Vice President, Associate General Counsel and Corporate Secretary

Dated: October 1, 2023

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